                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                  PEOPLEPC INC.
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 PEOPLEPC INC.
                          100 PINE STREET, SUITE 1100
                        SAN FRANCISCO, CALIFORNIA 94111
                                (415) 732-4400

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 19, 2002

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that a Special Meeting of the stockholders of PeoplePC Inc., a Delaware corporation (the "Company"), will be held on February 19, 2002 at 11:00 a.m., local time, at the Hyatt Embarcadero, 5 Embarcadero Center, San Francisco, CA 94111. At the Special Meeting, you will be asked to approve:

      1. The issuance of 437,500,000 shares of the Company's common stock, which will exceed 20% of our total common stock outstanding, upon conversion of the Company's Series B Preferred Stock sold in our recent private placement.

      2. Amendments to the Company's 2000 Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 126,404,098 shares and to increase the Internal Revenue Code Section 162(m) limits on the number of options and stock purchase rights granted in any fiscal year of the Company or in connection with an individual's initial employment with the Company from 2,000,000 to 40,000,000.

      3. An amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of not less than 1 for 15 and not more than 1 for 20 and to authorize the Company's Board of Directors to determine which, if any, of these reverse stock splits to effect.

      4. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000.

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing matters are more fully described in the proxy statement accompanying this notice.

   Only stockholders of record at the close of business on January 30, 2002 are entitled to notice of and to vote at the Special Meeting. Voting materials, which include the proxy statement and the proxy card, were first mailed on or about February 6, 2002 to all stockholders of record.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you should vote by completing and mailing the enclosed proxy card. This will not limit your right to attend or vote at the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

                                          BY ORDER OF THE BOARD OF DIRECTORS OF
                                          PEOPLEPC INC.

                                          /s/  NICK GROUF
                                          ________________________________
                                          Nick Grouf
                                          Chief Executive Officer
San Francisco, California
February 6, 2002

     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                 PEOPLEPC INC.
                          100 PINE STREET, SUITE 1100
                        SAN FRANCISCO, CALIFORNIA 94111
                                (415) 732-4400

                               -----------------

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS

   The enclosed proxy is solicited on behalf of the Board of Directors of PeoplePC Inc. (the "Company") for use at the special meeting of stockholders (the "Special Meeting") to be held on February 19, 2002 at 11:00 a.m., local time, or at any adjournment thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Hyatt Embarcadero, 5 Embarcadero Center, San Francisco, CA 94111.

   These proxy solicitation materials were mailed on or about February 6, 2002 to all stockholders entitled to notice of and to vote at the Special Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

   Your vote is important. Because many stockholders cannot attend the meeting in person, it is necessary that a large number be represented by proxy. However, whether or not you plan to attend the meeting, please vote by completing a proxy card and mailing it in the postage-paid envelope provided. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the address above written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the Special Meeting will not, by itself, revoke a proxy.

Record Date and Voting Securities

   Stockholders of record at the close of business on January 30, 2002 (the "Record Date") are entitled to notice of the Special Meeting and to vote at the Special Meeting. As of the Record Date, 114,002,422 shares of the Company's common stock, $0.0001 par value per share, were issued and outstanding.

Voting and Solicitation

   Proxies properly executed, duly returned to us and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose.

   Each stockholder is entitled to one (1) vote for each share of common stock on all matters presented at the Special Meeting. The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" (the "Votes Cast") are treated as being present at the Special Meeting for purposes of establishing a quorum. Broker non-votes are also counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a broker holding shares for a beneficial owner (i.e., held in "street name") does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

   The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of Proposals One and Two. The affirmative vote of the holders of a majority of all our outstanding shares of common stock eligible to vote is required for approval of Proposals Three and Four.

   Abstentions will have the same effect as a vote against the proposals. For Proposals One and Two, broker non-votes are not counted for purposes of determining the number of Votes Cast and, therefore, are not included in the tabulation of the voting results on these proposals. However, broker non-votes have the same effect as a vote against Proposals Three and Four because these proposals require the approval of a majority of all our outstanding shares of common stock entitled to vote.

   The cost of soliciting proxies will be borne by the Company. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers and employees, without additional compensation, may also solicit proxies personally or by telephone or telegram.

                                 PROPOSAL ONE

 APPROVAL OF THE ISSUANCE OF COMMON STOCK IN EXCESS OF 20% OF OUR TOTAL COMMON
       STOCK OUTSTANDING UPON THE CONVERSION OF SERIES B PREFERRED STOCK

   This proposal is to approve the issuance of common stock upon the conversion of our Series B Preferred Stock, par value $0.0001 per share ("Series B Preferred Stock"), held by certain investors. On December 17, 2001, in order to raise funds to enable us to continue operations, we issued and sold a total of 4,375,000 shares of Series B Preferred Stock at $5.00 per share for aggregate gross proceeds of $21,875,000 (the "Private Placement"). Pursuant to the terms of the Private Placement, each share of Series B Preferred Stock shall convert automatically into 100 shares of common stock immediately following stockholder approval of this proposal. Therefore, if this proposal is approved, the 4,375,000 shares of Series B Preferred Stock will automatically convert into an aggregate of 437,500,000 shares of common stock. There were 114,002,422 shares of our common stock outstanding as of December 31, 2001. Since the Series B Preferred Stock was issued and sold at $5.00 per share, and such holders are receiving 100 shares of common stock for each share of Series B Preferred Stock, the holders of Series B Preferred Stock are effectively receiving the common stock at a price of $0.05 per share.

   The Series B Preferred Stock also has many investor-favorable rights, preferences and privileges described below in "Background to the Private Placement." Upon the conversion of the Series B Preferred Stock into common stock, all such rights, preferences and privileges will terminate and the former holders of Series B Preferred Stock will become holders of common stock with no special rights, preferences and privileges.

   Because our common stock is listed on the Nasdaq National Market, we are subject to the NASD Marketplace Rules. One of these rules requires stockholder approval for any issuance of stock at a price below the market price where the amount of stock being issued equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. In Proposal One, we are seeking approval to issue a number of shares of common stock upon conversion of the Series B Preferred Stock well in excess of 20% of our total common stock outstanding and at a price equivalent to $0.05 per share of common stock, which will be below the market price on the date of issuance.

   Our common stock has been traded on the Nasdaq Stock Market under the symbol "PEOP" since our initial public offering on August 15, 2000. The per share closing price of the common stock on December 14, 2001, the last practicable trading date before we closed the Private Placement, was $0.29. The per share closing price of the common stock on January 30, 2002, the last practicable trading date before the printing of this Proxy Statement, was $0.20.

   Pursuant to a voting agreement (the "Voting Agreement") executed at the time of the Private Placement, stockholders holding a total of approximately 59.8% of our outstanding common stock as of December 31, 2001 have agreed to vote their shares at the Special Meeting in favor of Proposal One.

Background to the Private Placement

   We have been struggling in an increasingly challenging business environment to continue our operations and achieve positive cash flow. Market conditions have made these things difficult to achieve. In these circumstances, we determined that we would not be able to reach our goals without the help of private investors or becoming part of a larger company. After extensive discussions over a long period of time with a variety of companies to consider potential mergers and various investors to consider other financing opportunities, we agreed to the Private Placement in order to raise the funds we need to continue operations and to achieve positive cash flow. On December 13, 2001, an independent special committee of our Board of Directors, comprised of Michael Price and John Sculley (the "Special Committee"), unanimously approved the Private Placement, and their determination was ratified by the Board of Directors. Pursuant to the Private Placement, we issued and sold

4,375,000 shares of Series B Preferred Stock at $5.00 per share for aggregate gross proceeds of $21,875,000 to a total of nine investors, including several investors affiliated with the Company, as described below. As described above, the Series B Preferred Stock was effectively issued at a price equivalent to $0.05 per share of common stock, which we expect will be below the market price on the date of conversion. Due to the lack of alternatives and our urgent need of funds to continue operations, the Special Committee believed that it was in the best interests of the Company and the stockholders to agree to sell the Series B Preferred Stock at a discount.

   The Series B Preferred Stock, a nonvoting security, has numerous rights that the common stock does not have, including a right of first refusal to purchase its pro rata share of certain equity securities that we may propose to sell and "weighted-average" anti-dilution protection (the conversion price will adjust on a weighted-average basis upon any issuance by us of equity securities at a price below fair market value or below the then current conversion price of the Series B Preferred Stock). In addition, so long as any shares of Series B Preferred Stock remain outstanding, the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting separately as a class, must approve certain corporate transactions that would affect, directly or indirectly, the Series B Preferred Stock including (1) any grant of stock options or other equity securities to directors, officers, employees or consultants of the Company and (2) incurring any debt which, in the aggregate together with all other debt incurred after December 17, 2001 then outstanding, exceeds $500,000.

   The Series B Preferred Stock also has a liquidation preference equal to its original issuance price of $5.00 per share. If this Proposal One is not approved, in the event of any liquidation, dissolution or winding up of the Company (including a merger or consolidation of the Company in which the stockholders do not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all of the Company's assets), holders of Series B Preferred Stock will be entitled to receive an amount equal to $5.00 per share, or $21,875,000 in the aggregate, before any distribution is made to the holders of common stock. In addition, after the payment of such preferential amounts, the remaining assets, if any, will be distributed pro rata among the holders of common stock and Series B Preferred Stock.

   In addition, if this Proposal One is not approved, and, accordingly, the shares of Series B Preferred Stock are not converted into common stock on or prior to April 16, 2002, the holders of Series B Preferred Stock will, after that time, have the right to require us to buy all or any portion of the Series B Preferred Stock held by them at the original issuance price of $5.00 per share, subject to the Company having legally available funds for such purchase (the "Put Option"). If all the holders of Series B Preferred Stock exercised their Put Option, we would be required to pay an aggregate amount of $21,875,000 to such holders. If this occurred, we would be unlikely to have sufficient funds available to make such payment, and, accordingly, might have to cease operations and liquidate our assets. Even if we did have sufficient funds to make such payment, we would lose the funds necessary for us to continue operations and be forced to seek funding from other sources and in the current economic environment, it may be very difficult for us to raise, on reasonable terms, adequate funding to continue our current business.

   If this Proposal One is approved, all of the shares of Series B Preferred Stock will convert into common stock and all such rights, preferences and privileges will terminate and the former holders of Series B Preferred Stock will become holders of common stock with no special rights, preferences and privileges.

Registration Rights

   Neither the issuance of the Series B Preferred Stock nor the issuance of the common stock upon conversion of the Series B Preferred Stock will be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. However, pursuant to the terms of the Private Placement, we filed a registration statement with the Securities and Exchange Commission (the "SEC") to register the resale of the common stock issuable upon conversion of the Series B Preferred Stock. We are required to use our best efforts to cause that registration statement to become effective by March 17, 2002. In addition, some of our existing stockholders (including entities associated with SOFTBANK Corp. and entities associated with STV IV LLC) and optionholders have the right to require the Company to register the resale of up to an additional 40,206,206 shares of common stock held by such holders under the same registration statement pursuant to registration rights granted to such holders in the past.

   As of December 31, 2001, after giving effect to the conversion of the Series B Preferred Stock on a pro forma basis, we will have outstanding 551,502,422 shares of common stock. Of these shares, following effectiveness of the registration statement, the 437,500,000 shares of common stock issued upon conversion of the Series B Preferred Stock and 40,206,206 shares of common stock held by other registration right holders will be freely tradable without restriction under the Securities Act, unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act, which generally includes officers, directors or holders of 10% or more of our shares.

Dilution

   The issuance of the common stock upon the conversion of the Series B Preferred Stock will be severely dilutive to the Company's existing stockholders that did not invest in the Private Placement and will increase the ownership percentage of the existing stockholders that invested in the Private Placement. The following table summarizes the potential dilutive effect on the Company's stockholders that did not invest in the Private Placement compared to the increase in ownership of the Company by the holders of Series B Preferred Stock if the Company issues 437,500,000 shares of common stock upon conversion of the Series B Preferred Stock.

                                                Percentage of Company Common Stock
                                               ------------------------------------
                                                Excluding Common   Including Common
                                                 Stock Issuable     Stock Issuable
                                                Upon Conversion    Upon Conversion
                                                of the Series B    of the Series B
                                               Preferred Stock(1) Preferred Stock(2)
                                               ------------------ ------------------
Series B Preferred Stockholders
   Entities associated with SOFTBANK Corp.(3).        20.5%              69.5%
   Entities associated with STV IV LLC(4).....        15.8%               4.2%
   Beny Alagem................................          --               10.9%
   David Silfen...............................          --                1.1%
   CMS Tech Co-Investment Subpartnership......          --                0.9%
   BIB Investment Partners....................          --                0.3%
All Other Stockholders........................        63.7%              13.1%

--------
(1) The listed percentages are based on 114,002,422 shares of common stock outstanding as of December 31, 2001.

(2) The listed percentages assume that 551,502,422 shares of common stock were outstanding as of December 31, 2001 by giving effect to the issuance of 437,500,000 shares of common stock upon conversion of the Series B Preferred Stock.

(3) The percentages listed take into consideration shares which may be regarded as being beneficially owned by SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP. SOFTBANK Capital Partners LLC is the general partner of SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP. The percentages listed exclude: (a) shares beneficially owned as a result of the Voting Agreement,
    (b) up to 3,334,226 shares issuable to SOFTBANK Capital Partners LP upon exercise of a warrant to purchase shares of PeoplePC Europe NV Series A Preferred Stock and upon subsequent exercise of a put option to sell the shares of PeoplePC Europe NV Series A Preferred Stock to the Company in exchange for the Company's common stock and (c) up to 28,341,356 shares issuable to @viso Limited, a joint venture between Vivendi Universal, S.A. and SB Holdings (Europe) Ltd., upon exercise of a put option to sell shares of PeoplePC Europe NV Series A Preferred Stock to the Company in exchange for the Company's common stock.

(4) The percentages listed take into consideration shares which may be regarded as being beneficially owned by SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP. STV IV LLC is the general partner of SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP.

Interests of Two Directors in the Private Placement

   Two of our directors are affiliated with investors in the Private Placement and, therefore, have interests in the Private Placement in addition to the interest of the stockholders of the Company generally. When the Special Committee evaluated the Private Placement, it was aware of these interests and considered them, among other matters, in approving the principal terms of the Private Placement and the issuance of 437,500,000 shares of common stock upon conversion of the Series B Preferred Stock contemplated thereby.

   Pursuant to the Private Placement, the Company issued and sold an aggregate of 3,600,000 shares of Series B Preferred Stock to SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP. Mr. Ronald D. Fisher, the managing member of SOFTBANK Capital Partners LLC, is a member of our Board of Directors. SOFTBANK Capital Partners LLC is the general partner of each of SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP; accordingly, securities beneficially owned by SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP may be regarded as being beneficially owned by SOFTBANK Capital Partners LLC. Securities beneficially owned by SOFTBANK Capital Partners LLC may be regarded as being beneficially owned by SOFTBANK Capital Partners Investment Inc. and Mr. Ronald D. Fisher. SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP owned 23,329,202 shares (20.5%) of our outstanding common stock and 3,600,000 shares of our outstanding Series B Preferred Stock as of December 31, 2001. If this Proposal One is approved, the Series B Preferred Stock held by SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP will automatically convert into 360,000,000 shares of common stock so that such entities will own an aggregate of 383,329,202 shares (69.5%) of our outstanding common stock. The percentages listed above exclude: (a) shares beneficially owned as a result of the Voting Agreement, (b) up to 3,334,226 shares issuable to SOFTBANK Capital Partners LP upon exercise of a warrant to purchase shares of PeoplePC Europe NV Series A Preferred Stock and upon subsequent exercise of a put option to sell the shares of PeoplePC Europe NV Series A Preferred Stock to the Company in exchange for the Company's common stock and (c) up to 28,341,356 shares issuable to @viso Limited, a joint venture between Vivendi Universal, S.A. and SB Holdings (Europe) Ltd., upon exercise of a put option to sell shares of PeoplePC Europe NV Series A Preferred Stock to the Company in exchange for the Company's common stock.

   Pursuant to the Private Placement, the Company issued and sold an aggregate of 50,000 shares of Series B Preferred Stock to SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP. Mr. Bradley A. Feld, a managing director of STV IV LLC, is a member of our Board of Directors. STV IV LLC is the general partner of SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP; accordingly, securities owned by SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP may be regarded as being beneficially owned by STV IV LLC and securities owned by STV IV LLC may be regarded as being beneficially owned by Mr. Bradley A. Feld. SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP owned 17,977,004 shares (15.8%) of our outstanding common stock and 50,000 shares of our outstanding Series B Preferred Stock as of December 31, 2001. If this Proposal One is approved, the Series B Preferred Stock held by SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP will automatically convert into 5,000,000 shares of common stock so that such entities will own an aggregate of 22,977,004 shares (4.2%) of our outstanding common stock.

Reasons for Approval of Issuance of the Common Stock

   The Private Placement provided funds necessary for us to continue operations. If this Proposal One is not approved, and the shares of Series B Preferred Stock are not converted into common stock, the holders of Series B Preferred Stock will retain all the special rights they possess under the terms of the Series B Preferred Stock and, after April 16, 2002, the holders of Series B Preferred Stock will acquire the right to exercise their Put Option, subject to the Company having legally available funds for such purchase. If such holders exercise their Put Option, we will be forced to repurchase their Series B Preferred Stock at the original issuance price of $5.00 per share. If all the holders of Series B Preferred Stock exercise their Put Option in full, we will be required to pay an aggregate amount of $21,875,000 to such holders. If this occurred, we would be unlikely to have sufficient funds available to make such payment, and, accordingly, might have to cease operations and liquidate our assets. Even if we did have sufficient funds to make such payment, we would lose the funds necessary for us to continue operations and be forced to seek funding from other sources, and in the current economic environment, it may be very difficult for us to raise, on reasonable terms, adequate funding to continue our current business.

   Also, the Series B Preferred Stock has many investor-favorable rights, preferences and privileges as described in "Background to the Private Placement." Upon stockholder approval of the conversion of the Series B Preferred Stock into common stock, all such rights, preferences and privileges will terminate and the former holders of Series B Preferred Stock will become holders of common stock with no special rights, preferences and privileges.

Required Vote and Board of Directors' Recommendation

   The affirmative vote of a majority of the shares of the common stock of the Company present in person or represented by proxy and entitled to vote at the Special Meeting is required for approval of the issuance of 437,500,000 shares of our common stock upon conversion of the Series B Preferred Stock. There were 114,002,422 shares of our common stock outstanding as of the Record Date. The effect of an abstention is the same as a vote against approval of the issuance. As discussed above, if we fail to obtain this approval on or prior to April 16, 2002, the Series B Preferred Stock investors will have the right to require us to buy all or any portion of the Series B Preferred Stock held by them at the original issuance price of $5.00 per share.

   This stockholder vote is required by the NASD Marketplace Rules, which require stockholder approval for any issuance of stock at a price below the market price where the amount of stock being issued equals 20% or more of the common stock outstanding before the issuance. In this Proposal One, we are seeking your approval to issue common stock upon conversion of the Series B Preferred Stock well in excess of 20% of our total common stock outstanding and at a price equivalent to $0.05 per share of common stock, which we expect will be below the market price on the date of issuance.

   EACH OF THE BOARD OF DIRECTORS AND THE INDEPENDENT SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS CONSIDERS THE ISSUANCE OF 437,500,000 SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES B PREFERRED STOCK WE ISSUED IN THE PRIVATE PLACEMENT TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL TWO

               APPROVAL OF AMENDMENTS TO THE 2000 STOCK PLAN TO
INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND TO INCREASE
                THE INTERNAL REVENUE CODE SECTION 162(M) LIMITS

   Since incorporation, the Company has provided stock options as an incentive to its employees to promote increased stockholder value. Management believes that stock options are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of the Company's business, and to motivate all employees to increase stockholder value. In addition, stock options are considered a competitive necessity in the high technology industries in which the Company competes.

   As a result of our desire to give further incentive to and retain current employees and officers, as of December 31, 2001, options to purchase 6,604,784 shares were outstanding and 5,148,016 shares were available for issuance under the 2000 Stock Plan, not including the 126,404,098 shares subject to stockholder approval at this Special Meeting. Subject to stockholder approval of this Proposal Two, on January 28, 2002, the Board of Directors granted options to purchase an aggregate of 102,645,000 shares of our common stock at an exercise price of $0.15 per share, 76,200,000 of which were granted to our officers and directors and 26,445,000 of which were granted to other employees.

Reasons for Approval of the Proposed Amendment

   At the Special Meeting, the stockholders are requested to approve amendments to the 2000 Stock Plan, or the Plan, to increase the number of shares reserved for issuance thereunder by 126,404,098 shares, for an aggregate of 138,156,898 shares reserved for issuance thereunder, and to increase the Internal Revenue Code Section 162(m) limits on the number of options and stock purchase rights granted in any fiscal year of the Company or in connection with an individual's initial employment with the Company from 2,000,000 to 40,000,000. The amendments are proposed in order to give the Board of Directors and the Compensation Committee of the Board of Directors greater flexibility to grant stock options and to provide the Board of Directors and the Compensation Committee with the resources to give adequate incentive to key employees following the highly dilutive Private Placement. The Company believes that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and encouraging current employees. The Board of Directors believes that the ability to grant options will be important for the future success of the Company by allowing it to accomplish these objectives.

Description of the 2000 Stock Plan

   The following is a summary of the principal features of the 2000 Stock Plan. However, the following summary is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon written request to the Company's Secretary.

   On March 2000, the Board of Directors adopted the Plan and reserved for issuance thereunder 10,500,000 shares of Common Stock, plus any shares that were available for future issuance under, and any shares returned to, the Company's 1999 Stock Option Plan. In addition, the number of shares reserved for issuance under the Plan shall increase annually on the first day of the Company's fiscal year beginning in 2001 by an amount of shares equal to the lesser of (i) 3,875,000 shares, (ii) 4% of the outstanding shares on such date, or (iii) an amount determined by the Board of Directors.

   General. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

   Administration. The Plan may generally be administered by the Board of Directors or the Committee appointed by the Board of Directors, referred to herein as the Administrator.

   Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant. As of December 31, 2001, five directors, one consultant and approximately 100 other employees were eligible to participate in the Plan.

   Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 2,000,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 2,000,000 shares of common stock. If the Company's stockholders approve this proposal, these limits will be increased to 40,000,000 shares. However, in the event that the reverse stock split set forth in Proposal Three is adopted, the share limits will be proportionately reduced.

   Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

      (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

      (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

      (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

      (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

      (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

      (f) Nontransferability of Options. Options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

      (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

   Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the lesser of fair market value on the date of purchase or the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

   Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

   In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

   In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

   Amendment and Termination of the Plan. The Board of Directors may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) and
Section 422 of the Code, or any similar rule or statute. No such action by the Board of Directors or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of Directors of the Company, whichever is earlier.

Federal Income Tax Consequences

   Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

   Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

   Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

   The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

   The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and the Company with respect to the grant and exercise of options and stock purchase rights under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

Required Vote and Board of Directors' Recommendation

   At the Annual Meeting, the stockholders are being asked to approve amendments to the 2000 Stock Plan to increase the shares reserved thereunder to an aggregate of 138,156,898 shares, and to increase the Section 162(m) limits from 2,000,000 to 40,000,000 shares. The affirmative vote of a majority of the shares of the common stock of the Company present in person or represented by proxy and entitled to vote at the Special Meeting is required for approval of the proposed amendments to the 2000 Stock Plan. The effect of an abstention is the same as a vote against approval of the amendments. Should such stockholder approval not be obtained then the 2000 Stock Plan will remain unchanged, and option grants will continue to be made pursuant to the provisions of the 2000 Stock Plan in effect prior to the amendments summarized in this proposal.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE 2000 STOCK PLAN.

                                PROPOSAL THREE

                              REVERSE STOCK SPLIT

General

   The Board of Directors has determined that it is in the best interests of the Company and the stockholders to approve an amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding Company common stock of not less than 1 for 15 and not more than 1 for 20, with the Board of Directors having the authority to determine which, if any, of these reverse stock splits to effect. The Board of Directors approved the reverse stock split as a means of increasing the share price of our common stock above a minimum bid price of $3.00 per share as required for continued listing on the Nasdaq National Market ("Nasdaq"). The minimum bid price is measured by the closing bid for the common stock.

   The proposed reverse stock split will reduce the number of issued and outstanding shares of our common stock as described below in "Implementation and Effects of Reverse Stock Split." However, the proposed reverse stock split will not change the number of authorized shares of common stock or preferred stock, the number of treasury shares held by the Company, or the par value of our common stock or preferred stock.

   The text of the proposed amendment is attached to this Proxy Statement as Annex A.

Nasdaq Listing

   Under one of the maintenance standards required for continued listing on Nasdaq applicable to the Company, our common stock is required to maintain a minimum bid price of $3.00 per share. If the Company's common stock fails to maintain the minimum bid price for 30 consecutive business days, it will lead to an inquiry by the Nasdaq staff pursuant to which we will be given a 90-day grace period to regain compliance. A company may demonstrate compliance by maintaining the minimum bid price for ten consecutive business days. A failure to demonstrate compliance of the minimum bid price requirement may lead to a delisting of the Company's common stock. In response to extraordinary market conditions following the tragedy of September 11, 2001, Nasdaq suspended the minimum bid price requirement for continued listing on the Nasdaq until January 2, 2002.

   The minimum bid price for our common stock was below $3.00 every trading day between January 2, 2002 and the Record Date and is, therefore, in danger of a delisting action by Nasdaq. The per share closing price of the common stock on the Record Date was $0.20.

   The Board of Directors believes that the reverse stock split is the most effective means to avoid a delisting of the Company's common stock from Nasdaq. If we were removed from Nasdaq, the ability or willingness of broker-dealers to sell or make a market in our common stock might decline. As a result, your ability to sell your shares of our common stock could be adversely affected. If the stockholders do not approve this reverse stock split proposal and the stock price does not otherwise increase to greater than Nasdaq's minimum bid price requirement, we expect our common stock to be delisted from Nasdaq.

Potential Increased Investor Interest and Employee Retention Benefits

   A higher stock price may help generate investor interest in the Company and help the Company attract and retain employees and other service providers.

   In approving the reverse stock split, the Board of Directors considered that the Company's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Finally, many investment funds are reluctant to invest in lower priced stocks.

   The Board of Directors further believes that a higher stock price would help the Company attract and retain employees and other service providers. Potential employees and service providers are less likely to work for a company with a low stock price regardless of the market capitalization. If the reverse stock split successfully increases the per share price of the Company's common stock, this increase could enhance the Company's ability to attract and retain employees and service providers.

Range of Reverse Stock Splits

   Because it is difficult to predict market conditions at the time the reverse stock split may be effected, we do not know the appropriate reverse stock split ratio that may be necessary to accomplish our goals related to the reverse stock split. Therefore, we believe it would be in the best interests of the stockholders if the Board of Directors had the flexibility to determine the appropriate reverse stock split ratio immediately prior to effecting the reverse stock split. In making this determination, the Board of Directors may consider various factors, including prevailing market conditions and trading prices of the Company's common stock on Nasdaq, and the steps we would need to take to achieve compliance with the minimum bid price requirement and other listing regulations of Nasdaq (see "Nasdaq Listing" and "Risks Associated with the Reverse Stock Split"). A significant factor for consideration will be the trading price of the Company's common stock on the days leading up to the date of the reverse stock split. Based on the price of the Company's common stock, the Board of Directors would select the authorized stock split that it believes is sufficient to increase our trading price above $3.00 in order to comply with Nasdaq's minimum bid price requirement.

   Accordingly, the Board is asking that the stockholders approve a range of reverse stock splits of not less than 1 for 15 and not more than 1 for 20 and authorize the Board of Directors to determine which of the reverse stock splits, if any, in the specified range to implement. A vote in favor of this proposal will be a vote for approval of each of the reverse stock split ratios in the specified range, and for the granting of authority to the Board of Directors to effectuate one of the reverse stock splits as the Board of Directors deems advisable at the time the reverse stock split is to be effected. Stockholder approval of this proposal also gives the Board of Directors the discretion to abandon the reverse stock split if it deems it to be in the best interests of the Company.

Risks Associated with the Reverse Stock Split

   We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

   . the market price per new share of our common stock after the reverse stock split (the "New Shares") will rise in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split (the "Old Shares");

   . the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

   . the reverse stock split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers; or

   . the market price per New Share will either exceed or remain in excess of the $3.00 minimum bid price as required by Nasdaq or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

   The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the reduced number of shares that would be outstanding after the reverse stock split will likely significantly reduce the trading volume of our common stock and could otherwise adversely affect the liquidity of our common stock.

   It is also important to note that even if we are able to meet the minimum bid price requirement after the reverse stock split, the Company will still have to meet the other standards applicable to the Company required for continued listing on Nasdaq including:

   . either (a) a market capitalization of $50 million or (b) total assets and total revenue of $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years;

   .   at least 1,100,000 shares publicly held;

   . a market value of $15 million of shares not held directly or indirectly by any officer or director of the Company, or by any person who is the beneficial owner of more than 10 percent of the total shares outstanding;

   .   at least 400 stockholders each holding 100 or more shares; and

   .   at least four registered and active market makers.

   If the Company fails to meet any of these requirements for continued listing on Nasdaq, even if we meet the minimum bid price requirement subsequent to the approval of this reverse stock split proposal, the Company may still be subject to delisting.

Implementation and Effects of the Reverse Stock Split

   The Board of Directors will be authorized to effect a reverse stock split and to select the reverse stock split ratio, from within the approved range, as deemed appropriate by the Board of Directors considering market and other relevant conditions and the trading price of the Company common stock at that time. Depending on the reverse stock split ratio selected by the Board of Directors, at the time the reverse stock split is effected, every fifteen to twenty shares of the common stock outstanding will automatically be combined and converted into one share of common stock. For example, if the Board of Directors selected a 1 for 15 reverse stock split, every fifteen shares of the common stock outstanding will be combined and converted into one share of common stock.

   The reverse stock split will become effective upon the filing of an amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the "Effective Time"). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

   The reverse stock split will not affect the number of shares of common stock that the Board of Directors is authorized to issue pursuant to the Company's Amended and Restated Certificate of Incorporation. However, it will have the effect of increasing the number of shares of common stock available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the reverse stock split.

   The following table reflects for various reverse stock split ratios the approximate number of shares of common stock that will be outstanding following the reverse stock split. The approximate number of shares outstanding after giving effect to the reverse stock split is based on 114,002,422 shares of common stock outstanding as of December 31, 2001. The approximate number of shares that would be available for issuance following the reverse stock split is based on 500,000,000 shares of common stock authorized for issuance under the Company's Amended and Restated Certificate of Incorporation as of December 31, 2001.

   Proposed Reverse   Shares Outstanding After Giving    Authorized Shares
   Stock Split Ratio Effect to the Reverse Stock Split Available for Issuance
   ----------------- --------------------------------- ----------------------
       1 for 15                  7,600,161                  492,399,839
       1 for 16                  7,125,151                  492,874,849
       1 for 17                  6,706,024                  493,293,976
       1 for 18                  6,333,467                  493,666,533
       1 for 19                  6,000,127                  493,999,873
       1 for 20                  5,700,121                  494,299,879

   The reverse stock split would also have the following effects:

   . all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options or warrants, a fraction (for instance, in the case of a 1 for 15 reverse stock split, 1/15) of the number of shares of our common stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split at an exercise price equal to some multiple (for instance, in the case of a 1 for 15 reverse stock split, 15) times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse stock split; and

   . the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced by a fraction (for instance, in the case of a 1 for 15 reverse stock split, 1/15) of the number of shares currently included in such plans.

   The reverse stock split will be effected simultaneously, and the exchange number will be the same, for all of our outstanding common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which we are effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   Upon stockholder approval, the Board of Directors will be authorized, but not required, to proceed with the reverse stock split. If the Company common stock closes at a bid price equal to or greater than Nasdaq's minimum bid price requirement for ten (10) consecutive business days prior to the Special Meeting, the Board of Directors may delay its decision to execute the reverse stock split indefinitely.

   Fractional Shares. No certificates for fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number of shares to be converted into one share as a result of the reverse stock split will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the reverse stock split) of our common stock, as officially reported on the Nasdaq National Market, during the twenty (20) trading days preceding the date that is five (5) days before the Effective Time. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payments as described herein.

   Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain them directly from the state to which they were paid.

   Accounting Matters. The reverse stock split will not affect the par value of our common stock. As a result, as of the Effective Time, the stated capital on our balance sheet attributable to our common stock will be reduced by a fraction (for instance, in the case of a 1 for 15 reverse stock split, 1/15) of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

   Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders. Other than the proposals in this Proxy Statement, our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

Exchange of Stock Certificates

   As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, Equiserve Trust Company, N.A. will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal that will be sent to you. No new certificates will be issued to any stockholder until such stockholder has surrendered its outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other dispositions or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Board of Directors' Discretion

   Even if the stockholders approve the reverse stock split, the Company reserves the right not to effect the reverse stock split if in the Board of Directors' opinion it would not be in the best interests of the Company and its stockholders to effect such a reverse stock split.

No Dissenter's Rights

   Under Delaware law, our stockholders are not entitled to dissenter's rights with respect to the reverse stock split, and we will not independently provide stockholders with any such rights.

Federal Income Tax Consequences of the Reverse Stock Split

   The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, the following discussion does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, the following discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the reverse stock split.

   Other than with respect to any cash received instead of a fractional share of PeoplePC common stock, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore, reduced by the basis attributable to any fractional share for which cash is received. In general, a stockholder who receives cash instead of a fractional share of Company common stock as a result of the reverse stock split will be treated as if such fractional share was received and then redeemed by the Company. Such stockholder will recognize capital gain or loss based on the difference between the adjusted basis in the fractional share redeemed and the amount of cash received. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional share should not be material in amount in view of the low value of the fractional share. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

   Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the reverse stock split.

Required Vote and Board of Directors' Recommendation

   The affirmative vote of a majority of all outstanding shares of common stock of the Company entitled to vote at the Special Meeting is required for approval of the reverse stock split and the amendment to the Company's Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL AND THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                 PROPOSAL FOUR

                  INCREASE IN THE NUMBER OF AUTHORIZED SHARES

   Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 500,000,000 shares of common stock. As of December 31, 2001, approximately 114,002,422 shares were issued and outstanding and 13,354,869 shares of common stock were reserved for issuance pursuant to outstanding option agreements. If Proposal One is approved by the stockholders, the Series B Preferred Stock issued pursuant to the Private Placement will automatically convert into 437,500,000 shares of common stock (see Proposal One for more information).

   As a result of the potential issuance of common stock upon conversion of the Series B Preferred Stock, as described in Proposal One, and efforts to provide equity incentives to our employees, officers and directors, we have issued or reserved for issuance a significant amount of our authorized common stock. The Board of Directors has determined that it is in our best interests and that of our stockholders to amend the second sentence of Article Four of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 500,000,000 to 750,000,000 shares, and hereby solicits the approval of our stockholders of this proposal. If the stockholders approve this proposal, the Board of Directors currently intends to file a new Amended and Restated Certificate of Incorporation reflecting the increase in the number of authorized shares of common stock with the Secretary of State of Delaware immediately following such stockholder approval. If this proposal is not approved by the stockholders, Article Four of the existing certificate of incorporation will continue as currently in effect. The objective of the increase in the authorized number of shares of common stock is to ensure that we have sufficient shares available for the potential issuance of common stock upon conversion of the Series B Preferred Stock, as described in Proposal One, and for other necessary future issuances. The Board of Directors believes that it is prudent to increase the authorized number of shares of common stock to the proposed levels in order to provide a reserve of shares available for issuance to meet business needs as they arise. Though our Board of Directors has no immediate plans to issue a significant number of additional shares of common stock, except for the potential issuance of common stock upon conversion of the Series B Preferred Stock, as described in Proposal One, such future business needs may include, without limitation, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or funding future financings or acquisitions.

Possible Effects of the Proposed Amendment to the Certificate of Incorporation

   All authorized but unissued shares of common stock will be available for issuance from time to time for any proper purpose approved by the Board of Directors (including issuances in connection with stock-based employee benefit plans, future stock splits by means of a dividend and issuances to raise capital or effect acquisitions). Other than authorizing sufficient shares to cover the potential conversion of the Series B Preferred Stock, as described in Proposal One, and option grants to our officers, directors and employees, as described in Proposal Two, there are currently no arrangements, agreements or understandings for the issuance or use of the additional shares of authorized common stock. The Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the rules of the National Association of Securities Dealers.

   Assuming conversion of the Series B Preferred Stock, as described in Proposal One, our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Vote Required and Recommendation of the Board of Directors

   The affirmative vote of a majority of all outstanding shares of common stock of the Company entitled to vote at the Special Meeting is required for approval of the proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS A VOTE "FOR" AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 750,000,000.

                            ADDITIONAL INFORMATION

Principal Stockholders

   The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2001, by the following individuals or groups:

   . each person, or group of affiliated persons, that we know beneficially owns more than 5% of our outstanding stock;

   .   each of our current directors;

   . the Company's Chief Executive Officer and each of our four most highly compensated executive officers in the fiscal year ended December 31, 2001; and

   .   all of our executive officers and directors as a group.

   The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of December 31, 2001 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Except as otherwise noted, the address for each stockholder on this table is c/o PeoplePC Inc., 100 Pine Street, Suite 1100, San Francisco, California 94111.

   The percentage of beneficial ownership is based on 114,002,422 shares of common stock outstanding as of December 31, 2001.

                                                                  Approximate
                                                       Number of  Percentage
   Name                                                 Shares     Ownership
   ----                                               ----------- -----------
   5% Stockholders
   Entities affiliated with SOFTBANK Corp.(1)........ 459,923,122    91.0%
      c/o Ronald D. Fisher
      1188 Centre Street
      Newton Center, MA 02459

   Beny Alagem(2)....................................  60,000,000    34.5%

   Entities affiliated with STV IV LLV(3)............  22,977,004    19.3%
      c/o Bradley A. Feld
      200 N. Evelyn Avenue, Suite 200
      Mountain View, CA 94043

   @viso Limited(4)..................................  28,341,356    19.9%
      c/o MacFarlanes
      10 Norwich Street
      London EC4A 1BD
      England

   Vivendi Universal, S.A.(5)........................  28,341,356    19.9%
      42 Avenue Friedland
      75008 Paris
      France

   Ford Motor Company(6).............................   6,077,350     5.2%
      c/o General Counsel's Office
      Ford Motor Company
      Ford World Headquarters
      The American Road
      1003-A3
      Dearborn, MI 48121

                                                                  Approximate
                                                       Number of  Percentage
   Name                                                 Shares     Ownership
   ----                                               ----------- -----------
   Directors and Executive Officers
   Ronald D. Fisher(1)............................... 459,923,122    91.0%
      1188 Centre Street
      Newton Center, MA 02459

   Bradley A. Feld(3)................................  22,977,004    19.3%
      200 N. Evelyn Street, Suite 200
      Mountain View, CA 94043

   Nick Grouf(7).....................................  18,541,334    16.3%

   John Sculley(8)...................................   5,327,526     4.7%
      90 Park Avenue, 32nd Floor
      New York, NY 10016

   Michael Price(9)..................................   2,441,221     2.1%
      Firstmark Communications
      660 Madison Avenue, 22nd Floor
      New York, NY 10022

   Dan Kohler(10)....................................   1,730,000     1.5%

   Charles P. Ortmeyer(11)...........................     625,000       *

   Mary E. Humiston(12)..............................     450,000       *

   Wayne T. Gattinella(13)...........................     336,457       *

   J. Michael Glogowsky(14)..........................     280,000       *

   All directors and executive officers as a
     group(10 persons)............................... 476,113,326    93.0%

--------
 *  Less than 1%.

 (1) Includes 11,605,163 shares held by SOFTBANK Capital Partners LP, over which SOFTBANK Capital Partners LP shares voting and dispositive power as described below, 11,405,666 shares held by SOFTBANK Capital LP, over which SOFTBANK Capital LP shares voting and dispositive power as described below, and 318,373 shares held by SOFTBANK Capital Advisors Fund LP, over which SOFTBANK Capital Advisors Fund LP shares voting and dispositive power as described below. Also includes an aggregate of 360,000,000 shares issuable upon conversion of Series B Preferred Stock, of which 179,992,800 shares would be held by SOFTBANK Capital Partners LP, 176,900,400 shares would be held by SOFTBANK Capital LP and 3,106,800 shares would be held by SOFTBANK Capital Advisors Fund LP. SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP each have shared voting and dispositive power over their respective shares. Also includes up to 3,334,226 shares issuable to SOFTBANK Capital Partners LP upon exercise of a warrant to purchase shares of PeoplePC Europe NV Series A Preferred Stock and upon the subsequent exercise of a put option to sell the shares of PeoplePC Europe NV Series A Preferred Stock to the Company in exchange for the Company's common stock; as described below, SOFTBANK Capital Partners LP shares voting and dispositive power over up to the entire amount of these shares; SOFTBANK Capital LP shares voting and dispositive power over up to 1,638,405 of these shares and SOFTBANK Capital Advisors Fund shares voting and dispositive power over up to 28,774 of these shares. Also includes up to 28,341,356 shares issuable to @viso Limited, a joint venture of which 50% is owned by SB Holdings (Europe) Ltd., upon exercise of the put option discussed in footnote 4 hereto; SB Holdings (Europe) Ltd. shares voting and dispositive power over up to the entire amount of these shares. Also includes 44,918,338 shares of common stock subject to the Voting Agreement, to which SOFTBANK Capital Partners LP is a party. SOFTBANK Capital Partners LP has shared voting power over the 44,918,338 shares; SOFTBANK Capital Partners LP has neither sole nor shared dispositive power over the 44,918,338 shares.

    SOFTBANK Capital Partners LLC is the general partner of SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP; accordingly, securities beneficially owned by SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP may be regarded as being beneficially owned by SOFTBANK Capital Partners LLC. Securities beneficially owned by SOFTBANK Capital Partners LLC may be regarded as being beneficially owned by SOFTBANK Capital Partners Investment Inc., Mr. Ronald D. Fisher and Mr. Charles R. Lax. In addition, because Mr. Charles
    R. Lax is a managing director of STV IV LLC, he may be regarded as being the beneficial owner of the securities beneficially owned by STV IV LLC, as described in footnote 3 hereto. SOFTBANK Capital Partners Investment Inc. is a wholly-owned subsidiary of SOFTBANK Holdings Inc.; accordingly, securities beneficially owned by SOFTBANK Capital Partners Investment Inc. may be regarded as being beneficially owned by SOFTBANK Holdings Inc. SOFTBANK Holdings Inc. and SB Holdings (Europe) Ltd. are wholly-owned subsidiaries of SOFTBANK Corp.; accordingly, securities beneficially owned by SOFTBANK Holdings Inc. and SB Holdings (Europe) Ltd. may be regarded as being beneficially owned by SOFTBANK Corp. Securities beneficially owned by SOFTBANK Corp. may be regarded as being beneficially owned by Mr. Masayoshi Son, the President and Chief Executive Officer of SOFTBANK Corp. Each of the above persons and entities has shared voting power over the shares of which it may be regarded as being a beneficial owner; each of the above persons and entities has shared dispositive power over the shares of which it may be regarded as being a beneficial owner, except to the extent of the 44,918,338 shares subject to the Voting Agreement. Mr. Ronald
    D. Fisher serves on our Board of Directors. Mr. Ronald D. Fisher does not hold any options to purchase any shares of our capital stock.

 (2) Includes 60,000,000 shares issuable upon conversion of Series B Preferred Stock.

 (3) Includes 17,639,036 shares held by SOFTBANK Technology Ventures IV LP, over which SOFTBANK Technology Ventures IV LP shares voting and dispositive power as described below, and 337,968 shares held by SOFTBANK Technology Advisors Fund LP, over which SOFTBANK Technology Advisors Fund LP shares voting and dispositive power as described below. The amount listed also includes an aggregate of 5,000,000 shares issuable upon conversion of Series B Preferred Stock, of which 4,906,000 shares are held by SOFTBANK Technology Ventures IV LP and 94,000 shares are held by SOFTBANK Technology Advisors Fund LP; SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP each have shared voting and dispositive power over their respective shares as described below. STV IV LLC is the general partner of SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP; accordingly, securities owned by SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP may be regarded as being beneficially owned by STV IV LLC. Mr. Bradley
     A. Feld, Mr. Charles R. Lax, Ms. Jo Ann Heidi Roizen, Mr. D. Rex Golding, Mr. E. Scott Russell and Mr. Gary E. Rieschel are managing directors of STV IV LLC; accordingly, securities owned by STV IV LLC may be regarded as being beneficially owned by Mr. Bradley A. Feld, Mr. Charles R. Lax, Ms. Jo Ann Heidi Roizen, Mr. D. Rex Golding, Mr. E. Scott Russell and Mr. Gary
     E. Rieschel. In addition, because of Mr. Charles R. Lax's interest in SOFTBANK Capital Partners LLC, Mr. Charles R. Lax may be regarded as being the beneficial owner of the securities beneficially owned by SOFTBANK Capital Partners LLC as described in footnote 1 hereto. Mr. Bradley A. Feld may be regarded as being the beneficial owner of 22,977,004 shares of common stock, over which he has shared voting and dispositive power. Mr. Bradley A. Feld does not hold any options to purchase any shares of our capital stock.

 (4) Under a Put Option Agreement signed on May 30, 2001, @viso Limited, a joint venture owned by SB Holdings (Europe) Ltd. and Vivendi Universal, S.A., is entitled to sell all or a portion of its shares of PeoplePC Europe to us in exchange for PeoplePC stock. Upon exercise of its put option, @viso Limited is entitled to receive up to 28,341,356 shares of PeoplePC common stock.

 (5) Includes up to 28,341,356 shares issuable to @viso Limited, a joint venture of which 50% is owned by Vivendi Universal, S.A., upon exercise of a put option.

 (6) Includes 1,314,850 shares and 1,905,000 shares issued upon Ford's exercise of a right to purchase shares at the initial public offering price. Ford exercised this right in full. Because Ford exercised this right, Ford also received a warrant to purchase 2,857,500 shares of common stock, exercisable at $10.00 per share.

 (7) Includes 18,541,334 shares issued pursuant to a restricted stock purchase agreement. A portion of these shares are subject to repurchase by us, which right lapses progressively over time.

 (8) Includes 1,020,000 shares issued upon exercise of options granted in July 1999. A portion of these shares are subject to repurchase by us, which right lapses progressively over time. The number of shares beneficially owned by Mr. Sculley also includes 4,307,526 shares held by Sculley Brothers LLC. Mr. Sculley, a partner of Sculley Brothers LLC, serves on our Board of Directors.

 (9) Includes 1,060,000 shares issued upon exercise of options granted in July 1999. A portion of these shares are subject to repurchase by us, which right lapses progressively over time. The number of shares beneficially owned by Mr. Price also includes 80,000 shares held as custodian for Allie Price and 80,000 shares held as custodian for Jeffrey Price under the NJUTMA.

(10) Includes 1,480,000 shares issued upon exercise of options granted in August 1999 and February 2000. A portion of these shares are subject to repurchase by us, which right lapses progressively over time. Also includes 250,000 shares issuable upon exercise of outstanding options within 60 days of December 31, 2001. If exercised, a portion of these shares are subject to repurchase by us, which right lapses progressively over time.

(11) Includes 625,000 shares issuable upon exercise of outstanding options within 60 days of December 31, 2001. If exercised, a portion of these shares are subject to repurchase by us, which right lapses progressively over time.

(12) Includes 360,000 shares issued upon exercise of options granted in October 1999 and February 2000. A portion of these shares are subject to repurchase by us, which right lapses progressively over time. Also includes 90,000 shares issuable upon exercise of outstanding options within 60 days of December 31, 2001. If exercised, a portion of these shares are subject to repurchase by us, which right lapses progressively over time.

(13) Includes 336,457 shares issuable upon exercise of outstanding options within 60 days of December 31, 2001. Mr. Gattinella is no longer with the Company.

(14) Includes 200,000 shares issued upon exercise of options granted in October 1999 and February 2000. A portion of these shares are subject to repurchase by us, which right lapses progressively over time. Also includes 80,000 shares issuable upon exercise of outstanding options within 60 days of December 31, 2001. If exercised, a portion of these shares are subject to repurchase by us, which right lapses progressively over time.

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Requirements for stockholder proposals to be considered for inclusion in the Company's proxy material. Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Secretary of the Company in a timely manner. In order to be included in the proxy statement for the 2002 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than January 2, 2002, and must otherwise comply with the requirements of Rule 14a-8 of Exchange Act.

   Requirements for stockholder proposals to be brought before an annual meeting. In addition, the Company's bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth
(90th) day prior to the anniversary date of the preceding year's annual meeting. Such notice must contain specified information concerning the matters to be brought before such meeting and the stockholder proposing such matters. If the date of the annual meeting is more than thirty (30) days earlier or more than thirty (30) days later than the anniversary date of the preceding year's annual meeting, notice must be received not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of the meeting is first made.

   If a stockholder who has notified the Company of his or her intention to present a proposal does not appear or send a qualified representative to present his or her proposal at such meeting, the Company need not present the proposal for a vote at such meeting. All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the attention of the Secretary of the Company at its principal executive offices.

                      WHERE YOU CAN FIND MORE INFORMATION

   The Company files reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, such as the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   You can also inspect reports, proxy statements and other information about the Company at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, DC 20006.

   The SEC allows us to "incorporate by reference" information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement. This document incorporates by reference the documents set forth below that the Company has previously filed with the SEC and documents that the Company may file with the SEC between the date of this Proxy Statement and the date of the Special Meeting. These documents contain important information about the Company and its finances:

   .   Annual Report on Form 10-K for fiscal year ended December 31, 2000;

   . Quarterly Report on Form 10-Q for fiscal quarter ended September 30, 2001; and

   . Current Reports on Forms 8-K and 8-K/A filed July 24, 2001 and July 25, 2001, respectively.

   You can obtain any of the documents incorporated by reference in this document from the Company, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from the Company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement. Requests should be sent to Investor Relations, PeoplePC Inc., 100 Pine Street, Suite 1100, San Francisco, California 94111.

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

   THIS PROXY STATEMENT IS DATED FEBRUARY 6, 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO THE COMPANY STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                            THE BOARD OF DIRECTORS

San Francisco, California

February 6, 2002

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

   THANK YOU FOR YOUR ATTENTION TO THIS MATTER.

                                    ANNEX A

                              PROPOSED AMENDMENT
                                      TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

   A new paragraph to Article IV of the Company's Amended and Restated Certificate of Incorporation shall be added as follows:

   "The Corporation's Board of Directors (the "Board") is authorized to effect a Reverse Split (as defined below). Effective immediately upon the filing of an amendment to this Amended and Restated Certificate of Incorporation (the "Effective Date"), a certain number of shares (the "Old Common Stock Number") of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued, without any action on the part of the holder thereof, as one share of Common Stock (the "Reverse Split"). The Board is authorized to determine an Old Common Stock Number which the Board believes will result in the Corporation's Common Stock continuing to be listed on the Nasdaq National Market; provided, however, that the Old Common Stock Number shall not be less than fifteen (15) or more than twenty (20). (For instance, if the Old Common Stock Number determined by the Board is fifteen, the Corporation shall effect a one-for-fifteen Reverse Split.) The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formally representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the "Cash-in-Lieu Amount") equal to the product of (i) the fractional share which a holder would otherwise be entitled to, multiplied by (ii) the average of the last sale price per share of the Old Common Stock on the twenty
(20) trading days immediately prior to the date that is five (5) days before the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the Nasdaq National Market. No interest shall be payable on the Cash-in-Lieu Amount."

                                                                    2021-PS-02S

                                  DETACH HERE

                                     PROXY

                                  PEOPLEPC INC.


                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 19, 2002


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of PEOPLEPC INC. acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement each dated February 6, 2002, and the undersigned revokes all prior proxies and appoints Nick Grouf and Charles P. Ortmeyer and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned and to vote all shares of common stock of which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held on February 19, 2002 at 11:00 a.m., local time, at the Hyatt Embarcadero, 5 Embarcadero Center, San Francisco, CA 94111 and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such manners thereof, and instructs said proxies to vote as follows:


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AS SET FORTH IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the corporate secretary of PeoplePC either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSEE
    SIDE                                                               SIDE

                            DETACH HERE
[X] Please mark
    votes as in
    this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS ONE THROUGH FOUR.

    1. To approve the issuance of 437,500,000 shares of the Company's common stock, which will exceed 20% of our total common stock outstanding, upon conversion of the
       Company's Series B Preferred Stock sold in our recent private placement.

                FOR    AGAINST    ABSTAIN
                [_]      [_]        [_]

    2. To approve amendments to the Company's 2000
       Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 126,404,098 shares and to increase the Internal Revenue Code Section
       162(m) limits from 2,000,000 to 40,000,000.

                FOR    AGAINST    ABSTAIN
                [_]      [_]        [_]

    3. To approve an amendment to the Company's
       Amended and Restated Certificate of
       Incorporation to authorize PeoplePC's board of directors to effect a reverse stock split, if any, of not less than 1-for-15 and not more than 1-for-20.

                FOR    AGAINST    ABSTAIN
                [_]      [_]        [_]                          By executing this proxy, the undersigned stockholder grants the proxies, in their discretion, the ability to vote upon such other business as may properly come before the meeting or any
                                                                 adjournment thereof.
    4. To approve an amendment to the Company's
       Amended and Restated Certificate of                       (NOTE: This Proxy should be marked, dated and signed by the
       Incorporation to increase the number of                   stockholder exactly as his/her name is printed at the left and
       authorized shares of common stock from                    returned promptly in the enclosed envelope. A person signing as
       500,000,000 to 750,000,000.                               an executor, administrator, trustee or guardian should so
                                                                 indicate and specify his/her title. If a corporation, please sign
                FOR    AGAINST    ABSTAIN                        in full corporate name by President or other authorized officer.
                [_]      [_]        [_]                          If a partnership, please sign in partnership name by authorized person. If shares are held by joint tenants or a community property, all joint owners should sign.)



Signature:                              Date:                 Signature:                                              Date: